                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                Date of Report:
                                 JUNE 27, 1997
                       (Date of Earliest Event Reported)


                            INNOVASIVE DEVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                 MASSACHUSETTS
                 (State or Other Jurisdiction of Incorporation)


               0-28492                                 04-3132641
       (Commission File Number)                     (I.R.S. Employer
                                                   Identification No.)


                  734 FOREST STREET, MARLBORO, MA  01752-3032
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (508) 460-8229
              (Registrant's Telephone Number, Including Area Code)

Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

          On June 27, 1997, pursuant to an Asset Purchase Agreement dated as of February 4, 1997, as amended by a First Amendment to Asset Purchase Agreement dated as of May 30, 1997 (the "Agreement"), a wholly-owned subsidiary of the registrant acquired substantially all of the assets (the "Assets"), including intellectual property related to orthopaedic medicine, and assumed substantially all of the liabilities of MedicineLodge, Inc., a Delaware corporation ("MedicineLodge"). MedicineLodge is a privately held designer, developer and manufacturer of orthopaedic medical devices, particularly implantable systems and related instrumentation used in minimally invasive arthroscopic procedures to repair injuries to the knee, and has approximately 30 employees located at its Logan, Utah offices. The purchase price paid by the registrant to MedicineLodge for the Assets was 1,885,000 shares of the registrant's common stock. At the closing, the registrant issued 1,885,000 shares of its common stock by delivering 1,696,500 of these shares to MedicineLodge and depositing the remaining 188,500 shares into escrow with a bank for a one year period to satisfy certain indemnified claims that may arise subsequent to the closing.
The registrant is obligated to file a registration statement to register the 1,885,000 shares for resale. In accordance with the Agreement, two shareholders of MedicineLodge were elected as directors of the registrant. One of these two directors also became an officer of the registrant pursuant to a four year employment agreement. The other of these directors became a consultant to the registrant pursuant to a four year consulting agreement. Additionally, another shareholder of MedicineLodge became an officer of the registrant in accordance with a four year employment agreement. These arrangements are more fully detailed on page 23 of the registrant's definitive Proxy Statement for Annual and Special Meeting of Stockholders held on June 27, 1997 (filed as Exhibit 99.1 hereto), and is incorporated herein by reference.

          The purchase price of 1,885,000 shares was arrived at through a process of negotiation involving the registrant and MedicineLodge taking into account, among other factors, the ranges of valuation proposed by the registrant's financial advisor and a consideration of the reasonable ranges of prices at which the registrant's management and board of directors believed that the registrant's stock would trade.

          With respect to the Assets, the registrant intends to continue MedicineLodge's business following the Closing.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

          (a) Financial Statements of Business Acquired

          The following information appears in the registrant's definitive Proxy Statement for Annual and Special Meeting of Stockholders held on June 27, 1997 (filed as Exhibit 99.1 hereto) on pages F-1 through F-14, and is incorporated herein by reference:

          Independent Auditors' Report

               Balance Sheets as of December 31, 1996 and 1995
               Statement of Changes in Stockholder's Equity for each of the years ended December 31, 1996 and 1995
               Statement of Cash Flows for each of the years ended December 31,
                 1996 and 1995 Notes to Financial Statements
               Condensed Balance Sheet as of March 31, 1997 (unaudited) Condensed Statement of Operations for each of the three month periods ended March 31, 1997 and 1996 (unaudited)
               Condensed Statement of Cash Flows for each of the three month periods ending
               March 31, 1997 and 1996 (unaudited)
               Notes to Unaudited Condensed Financial Statements

(b)       Pro Forma Financial Information

          The following information appears in the registrant's definitive Proxy Statement for Annual and Special Meeting of Stockholders held on June 27, 1997 (filed as Exhibit 99.1 hereto) on pages 45 through 49, and is incorporated herein by reference:

               Pro Forma Condensed Combined Balance Sheet as of March 31, 1997
                 (unaudited)
               Pro Forma Condensed Combined Statement of Operations for the
                 year ended December 31, 1996 (unaudited)
               Pro Forma Condensed Combined Statement of Operations for the
                 three month period ended December 31, 1996 (unaudited)
               Notes to Unaudited Pro Forma Condensed Combined Financial
                 Statements


(c)       Exhibits

          The exhibit numbers in the following list correspond to the numbers assigned to such exhibit in the Exhibit Table of Item 601 of Regulation S-K.

          Exhibit No.  Description of Document
          -----------  -----------------------

          2.1 Asset Purchase Agreement, dated February 4, 1997, by and among the registrant, MedicineLodge and certain shareholders of MedicineLodge, presented on pages A1-1 through A1-30 of Exhibit
               99.1 hereto (the registrant hereby undertakes to furnish omitted exhibits and schedules upon request of the Commission).

          2.2 First Amendment to Asset Purchase Agreement dated as of May 30, 1997, by and among the registrant, MedicineLodge and all shareholders of Medicine Lodge.

          4.1 Registration Rights Agreement, dated June 27, 1997 by and between the registrant and MedicineLodge.

          99.1 Definitive Proxy Statement for Annual and Special Meeting of Stockholders held on June 27, 1997.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  INNOVASIVE DEVICES, INC.


Dated:  July 11, 1997             By:  /s/ James V. Barrile
                                     --------------------------
                                     James V. Barrile
                                     Vice President, Finance and Administration